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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Launch Media, Inc., of our report dated February 5, 1999 (except for Note 14 as to which the date is March 24, 1999) relating to the financial statements as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, which appears in the Company's Registration Statement on Form SB-2/A (No. 333-72433).


/s/ PricewaterhouseCoopers LLP
Woodland Hills, California
October 15, 1999